SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: November 30, 2006

(Date of earliest event reported)

XECHEM INTERNATIONAL, INC.

(Exact name of registrant as specified in the charter)

Delaware (State or other jurisdiction of incorporation)	0-23788 (Commission File No.)	22-3284403 (IRS Employer Identification No.)

New Brunswick Technology Center
100 Jersey Avenue, Building B, Suite 310
New Brunswick, New Jersey 08901-3279
(Address of Principal Executive Offices)

(732) 247-3300
Registrant’s telephone number including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers.

On Thursday, November 30, 2006, Howard Becker ceased serving as our vice president of operations. The terms of Mr. Becker’s severance have not been finalized. Mr. Becker may provide part time consulting services for the Company in the future, provided the parties can mutually agree to the terms of such services.

Mr. Becker was appointed as our vice president of operations in September 2006. For approximately one year prior to his appointment, he served as our consultant. Before joining us, Mr. Becker served as a business consultant to a variety of companies through his private consulting firm. Mr. Becker is also a licensed attorney and practiced law for eighteen years in New York City, specializing in business reorganizations and corporate restructuring, including ten years at Kaye, Scholer, Fierman, Hays & Handler, LLP. He was also associated with Skadden, Arps, Slate, Meagher & Flom, LLP and Milbank, Tweed, Hadley & McCloy, LLP.

Item 9.01 Exhibits.

(c) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XECHEM INTERNATIONAL, INC.

Dated: December 6, 2006	By:	/s/ Ramesh C. Pandey
Ramesh C. Pandey, Ph.D.